As filed with the Securities and Exchange Commission on September 19, 1996

	Registration No. 333-

                      	SECURITIES AND EXCHANGE COMMISSION
                           	Washington, D.C.  20549

                                   	FORM S-8
                            	REGISTRATION STATEMENT
                                   	UNDER THE
                            	SECURITIES ACT OF 1933

                                  	THE GAP, INC.
                	(Exact name of issuer as specified in its charter)

                   	DELAWARE                           	94-1697231
           	(State or jurisdiction of	                (I.R.S. Employer
         	incorporation or organization)	           Identification No.)

                   	One Harrison Street, San Francisco, CA 94105 (Address of Principal Executive Offices)

                The Gap, Inc. 1996 Stock  Option and Award Plan
                               	(Full Title of the Plan)

                                  	Anne B. Gust, Esq.
                                    	The Gap, Inc.
                                  	One Harrison Street
                               	San Francisco, CA  94105
                       	(Name and address of agent for service)

           	Telephone number, including area code, of agent for service:
                                   	(415) 291-2515

                                      	Copies to:
                                 	John E. Aguirre, Esq.
                            	Orrick, Herrington & Sutcliffe
                                  	400 Sansome Street
                               	San Francisco, CA  94111

                            	Calculation of Registration Fee


Title of	           Amount to 	       Proposed	      Proposed	       Amount of
securities to	     be registered      maximum	       maximum	        fee*
be registered		                       offering	      aggregate
	                                    	price per 	    offering
                                    		share*	        price*


Common Stock**	     20,000,000	      $31.8125	     $636,250,000.00  	$219,397.00
                    	 shares

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of $31.8125 the average of the high and low prices of shares on the New York Stock Exchange on September 13,  1996.


            	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) The Gap, Inc.'s (the "Company") latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-B relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation of the Company, as permitted in Section 102 of the General Corporation Law of the State of Delaware (the "GCL"), eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase in violation of Delaware law, or (iv) any transaction from which the director derived any improper personal benefit.

Under the Certificate of Incorporation, each director and officer of the Company is entitled to indemnification, as a matter of contractual right, to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine such person is fairly and reasonably entitled to indemnity.

The Company carries insurance policies in standard form indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of the Company for any sums it may be required or permitted to pay pursuant to applicable law to its directors and officers by way of indemnification against liabilities incurred by them in their capacities as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.	EXHIBITS

4.1	The Gap, Inc. 1996 Stock Option and Award Plan (incorporated by reference to Exhibit A to the registrant's Proxy statement for its May 21, 1996 annual meeting of stockholders, Commission File No. 1-7562).

4.2	Certificate of Incorporation of The Gap, Inc. (incorporated by reference to
Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended
January 30, 1993, Commission File No. 1-7562).

4.3	By-Laws of The Gap, Inc. (incorporated by reference to Exhibit C to the registrant's Proxy Statement for its May 24, 1988 annual meeting of stockholders, Commission File No. 1-7562).

4.4	Amended  Article IV of Registrant's By-Laws, (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Registration No. 333-00417, Commission File No. 1-7562.)

4.5	Form of Non-Qualified Stock Option Agreement for employees under
Registrant's 1996 Stock Option and Award Plan (incorporated by reference to
Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q for the period ended May 4, 1996, Commission File No. 1-7562).

4.6	Form of Non-Qualified Stock Option Agreement for non-employee directors under Registrant's 1996 Stock Option and Award Plan (incorporated by reference to Exhibit 10.2 to the registrant's Quarterly Report on Form 10-Q for the period ended May 4, 1996, Commission File No. 1-7562).

5.1	Opinion of Orrick, Herrington & Sutcliffe.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.


ITEM 9.	UNDERTAKINGS

	(a)	The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

			(i)	To include any prospectus required by section 10(a)(3) of
the Securities Act of 1933;

		    (ii)	To reflect in the prospectus any facts or events arising
after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

		   (iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

		(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the
Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


	Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 27th day of August, 1996.

THE GAP, INC.
(Registrant)


 /s/Millard S. Drexler
Millard S. Drexler
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

 Signature
 Title
 Date

 Principal Executive Officer:



  /s/Millard S. Drexler
Millard S. Drexler






 President and Chief
Executive Officer





 August 27, 1996

 Principal Financial and Principal
Accounting Officer:



  /s/Warren R. Hashagen
  Warren R. Hashagen






 Senior Vice
President and Chief
Financial Officer





 August 27, 1996



Directors:

 /s/Adrian D. P. Bellamy
    Adrian D. P. Bellamy	       Director	          August 27, 1996


 /s/John G. Bowes
    John G. Bowes	              Director	          August 27, 1996


 /s/Millard S. Drexler
    Millard S. Drexler	         Director	          August 27, 1996


 /s/Donald G. Fisher
    Donald G. Fisher	           Director	          August 27, 1996



    Doris F. Fisher	            Director


 /s/Robert J. Fisher
    Robert J. Fisher	           Director	          August 27, 1996


 /s/Lucie J. Fjeldstad
    Lucie J. Fjeldstad	         Director	          August 27, 1996


 /s/William A. Hasler
    William A. Hasler	          Director	          August 27, 1996



    John M. Lillie	             Director


 /s/Charles R. Schwab
    Charles R. Schwab	          Director	          August 27, 1996


 /s/Books Walker, Jr.
    Brooks Walker, Jr.	         Director	          August 27, 1996


*By: /s/Anne B. Gust
         Anne B. Gust
       Attorney-in-Fact

A majority of the members of the Board of Directors.


	EXHIBIT INDEX

4.1	The Gap, Inc. 1996 Stock Option and Award Plan (incorporated by reference to Exhibit A to the registrant's Proxy statement for its May 21, 1996 annual meeting of stockholders, Commission File No. 1-7562).

4.2	Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended January 30, 1993, Commission File No. 1-7562).

4.3	By-Laws of The Gap, Inc. (incorporated by reference to Exhibit C to the registrant's Proxy Statement for its May 24, 1988 annual meeting of stockholders, Commission File No. 1-7562).

4.4	Amended  Article IV of Registrant's By-Laws, (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Registration No. 333-00417, Commission File No. 1-7562.)

4.5	Form of Nonqualified Stock Option Agreement for employees under the 1996
Stock Option and Award Plan (incorporated by reference to Exhibit 10.1 to the registrant's Form 10-Q for the year period ended May 4, 1996, Commission File No. 1-7562).

4.6	Form of Nonqualified Stock Option Agreement for non-employee directors under the 1996 Stock Option and Award Plan (incorporated by reference to Exhibit 10.2 to the registrant's Form 10-Q for the year period ended May 4, 1996, Commission File No. 1-7562).

5.1	Opinion of Orrick, Herrington & Sutcliffe.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.